UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

November 16, 2005 (November 10, 2005)
(Date of Report (date of earliest event reported))

MortgageIT Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-32213 (Commission File No.)	20-0947002 (I.R.S. Employer Identification Number)

33 Maiden Lane New York, NY (Address of principal executive office)		10038 (Zip Code)

(212) 651-7700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On November 10, 2005, MortgageIT Holdings, Inc. and MortgageIT, Inc. (collectively, the "Borrowers") entered into Amendment Number Three (the "Amendment") to the Master Loan and Security Agreement, dated as of February 15, 2005, among the Borrowers and Greenwich Capital Financial Products, Inc. ("Greenwich"), which amends the Master Loan and Security Agreement, as amended by Amendment Number One to the Master Loan and Security Agreement, dated as of May 31, 2005, and Amendment Number Two to the Master Loan and Security Agreement, dated as of August 3, 2005 (the "Loan and Security Agreement"). The only significant change to the Loan and Security Agreement resulting from the Amendment was to increase the Maximum Credit by $250,000,000, from $500,000,000 to $750,000,000, resulting in the execution of a new promissory note in Greenwich's favor. Capitalized terms not defined in this paragraph have the meanings ascribed to them in the Amendment. The foregoing descriptions of the Amendment are qualified in their entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

* * * *

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Amendment Number Three to the Master Loan and Security Agreement, among MortgageIT, Inc., MortgageIT Holdings, Inc. and Greenwich Capital Financial Products, Inc. dated November 10, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTGAGEIT HOLDINGS, INC.

By:	/s/ Andy Occhino Andy Occhino Secretary

Date: November 16, 2005

MORTGAGEIT HOLDINGS, INC.
CURRENT REPORT ON FORM 8-K
Report Dated November 16, 2005 (November 10, 2005)
EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment Number Three to the Master Loan and Security Agreement, among MortgageIT, Inc., MortgageIT Holdings, Inc. and Greenwich Capital Financial Products, Inc. dated November 10, 2005